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COMMERCIAL & INVESTMENT REAL ESTATE
PURCHASE & SALE AGREEMENT

This has been prepared for submission to your attorney for review and approval prior to signing. No representation is made by licensee as to its sufficiency or tax consequences. CBA Text Disclaimer: Text deleted by licensee indicated by strike.
New text inserted by licensee indicated by small capital letters.

Date: August 2, 2001

The undersigned Buyer, Parker, Smith & Feek, Inc., a Washington corporation, agrees to buy and Aris Corporation, as Seller, agrees to sell, on the following terms, the commercial real estate and all improvements thereon (collectively, the "Property") commonly known as Lakeland Office Building at 2229 112th Avenue N.E. in the City of Bellevue, King County, Washington, legally described on attached Exhibit A.

(Buyer and Seller authorize the Listing Agent or Selling Licensee to insert and/or correct, over their signatures, the legal description of the Property.)

1.
PURCHASE PRICE. The total purchase price is Six Million Three Hundred Eighty-Five Thousand and 00/100 Dollars ($6,385,000.00), including the earnest money, payable as follows (check only one):

  /x/  All cash at closing, including the earnest money, with no financing contingency.

  / /  All cash at closing, including the earnest money, contingent on new financing under Section 4a below.

  / /  $     /    % of the purchase price in cash at closing, including the earnest money, with the balance of the purchase price paid as follows (check one or both, as applicable):  / / Buyer's assumption of any underlying note and deed of trust, or real estate contract, under Section 4b below;  / / Buyer's delivery at closing of a promissory note for the balance of the purchase price, secured by a deed of trust encumbering the Property, as described in Section 4c below.

  / /  Other:

2.
EARNEST MONEY. Buyer agrees to deliver the earnest money $100,000.00 in the form of /x/ Cash  / / Personal check  / / Promissory note  / / Other: Earnest Money shall become non-refundable upon Buyer's removal of all contingencies, except in the event of Seller default, in which case the entire Earnest Money amount shall be refunded to Buyer.

  If the earnest money is in the form of a promissory note, it shall be due no later than:

  / /      days after mutual acceptance.

  / /  Upon removal of the inspection contingencies in Section 5 below.

  / /  Other:

  The earnest money shall be held by  / / Selling Licensee  /x/ Closing Agent.

  Buyer shall deliver the earnest money no later than:

  /x/  Three (3) business days after mutual acceptance.

  / /  Upon removal of the inspection contingencies in Section 5 below.

  / /  Other:

  Selling Licensee may, however, transfer the earnest money to Closing Agent.

  The Earnest Money shall be deposited to:  /x/  A separate interest bearing trust account in Closing Agent's name. The interest, if any, shall be credited at closing to Buyer whose Social Security or

  taxpayer ID Number is:         . If this sale fails to close, whoever is entitled to the earnest money is entitled to interest.

  Buyer agrees to pay financing and purchase costs incurred by Buyer. If all or part of the earnest money is to be returned to Buyer and any such costs remain unpaid, Closing Agent may deduct and pay them therefrom. Unless otherwise provided in this Agreement, the earnest money shall be applicable to the purchase price.

3.
EXHIBITS AND ADDENDA. The following Exhibits and Addenda are made a part of this Agreement:

  Exhibit A - Legal Description

  / /  Earnest Money Promissory Note, CBA Form EMN

  / /  Promissory Note, LPB Form No. 28A/CBA Form N1-A

  / /  Short Form Deed of Trust, LPB Form No. 20

  / /  Deed of Trust Rider, CBA Form DTR

  / /  Utility Charges Addendum, CBA Form UA

  / /  FIRPTA Certification, CBA Form 22E

  / /  Assignment and Assumption, CBA Form PS-AS

  / /  Addendum/Amendment, CBA Form PSA

  / /  Back-Up Addendum, CBA Form BU-A

  / /  Vacant Land Addendum, CBA Form VLA

  /x/  Other Addendum

4.
FINANCING.

5.
INSPECTION CONTINGENCY. This Agreement shall terminate and Buyer shall receive a refund of the earnest money unless Buyer gives written notice to Seller the earlier of September 15, 2001 or 30 days after Seller has delivered to buyer a fully executed copy of the Lease for Noetix and Sublease for Aris Corporation stating that Buyer is satisfied, in Buyer's reasonable discretion, concerning all aspects of the Property, including without limitation, its physical condition; the presence of or absence of any hazardous substances; the contracts and leases affecting the property; the potential financial performance of the Property; the availability of government permits and approvals; and the feasibility of the Property for Buyer's intended purpose. If such notice is timely given, the inspection contingencies stated in this Section 5 shall be deemed to be satisfied.

  a.  Books, Records, Leases, Agreements. Seller shall make available for inspection by Buyer and its agents as soon as possible but no later than five (5) days after mutual acceptance of this Agreement the following documents in Seller's possession relating to the ownership, operation, renovation or development of the Property, statements for real estate taxes, assessments, and utilities; property management agreements, service contracts, and agreements with professionals or consultants entered into by the Seller or any predecessor in title to the Seller; leases of personal property or fixtures; leases or other agreements relating to occupancy of all or a portion of the Property and a schedule of tenants, rents, and deposits; plans, specifications, permits, applications, drawings, surveys, studies and maintenance records; information establishing the financial condition and credit worthiness of tenants(s), copies of covenants, conditions and restrictions, by-laws, and such other items as buyer deems reasonably necessary. Buyer shall determine within the contingency period stated in the preceding introductory paragraph whether it wishes and is able to assume, as of closing, all of the foregoing leases, contracts, and agreements which have terms extending beyond closing, except as provided in the attached Addendum. Buyer shall be solely responsible for obtaining any required consents to such assumption. Seller shall transfer the leases, contracts and agreements as provided in Section 17 of this Agreement.

  b.  Access. Seller shall permit Buyer and its agents, at Buyer's sole expense and risk to enter the Property at reasonable times after legal notice to tenants, to conduct inspections concerning the Property and improvements, including without limitation, the structural condition of improvements, hazardous materials (limited to a Phase I audit only), pest infestation, soils conditions, sensitive areas, wetlands, or other matters affecting the feasibility of the Property for Buyer's intended use. Buyer shall schedule any entry onto the Property with Seller in advance. Buyer shall not perform any invasive testing or contact the tenants without obtaining the Seller's prior written consent, which shall not be unreasonably withheld. Buyer shall restore the Property and improvements to the same condition they were in prior to inspection. Buyer agrees to indemnify and defend Seller from all liens, costs, claims, and expenses, including attorneys' and experts' fees, arising from or relating to entry onto or inspection of the Property by Buyer and its agents. This agreement to indemnify and defined Seller shall survive closing. Buyer may continue to enter the Property and interview tenants in accordance with the foregoing terms and conditions after removal or satisfaction of the inspection contingency only for the purpose of re-sale, leasing or to satisfy conditions of financing.

6.
TITLE INSURANCE.

  a.  Title Report. Seller authorizes Lender and Listing Agent, Selling Licensee or Closing Agent, at Seller's expense, to apply for and deliver to Buyer a  / / standard  /x/ extended (standard, if not completed) coverage owner's policy of title insurance. If an extended coverage owner's policy is specified, Buyer shall pay the increased costs associated with that policy including the excess premium over that charged for a standard coverage policy, and the cost of any survey required by the title insurer. The title report shall be issued by First American Title Insurance Company.

  b.  Permitted Exceptions. Buyer shall notify Seller of any objectionable matters in the title commitment or any supplemental report within ten (10) days after receipt of such commitment or supplement. This Agreement shall terminate and Buyer shall receive a refund of the earnest money, less any costs advanced or committed for Buyer, unless (a) within ten (10) days of Buyer's notice of such objections, Seller agrees to remove all objectionable provisions, or (b) within fifteen (15) days after Buyer's notice of such objections, Buyer notifies Seller in writing that it waives any objections which Seller does not agree to remove. The closing date shall be extended to the extent necessary to permit time for these notices. Those provisions not objected to or for which Buyer waived its objections shall be referred to collectively as the "Permitted Exceptions." The title policy shall contain no exceptions other than the General Exclusions and Exceptions common to such form of policy and the Permitted Exceptions.

7.
CLOSING OF SALE. This sale shall be closed on or before sixty (60) calendar days from the date of notice to Seller of removal of contingencies as provided in Section 5 above, but no later than November 1, 2001,     ("closing") by First American Title Insurance Company ("Closing Agent"). Buyer and Seller will, immediately on demand, deposit with Closing Agent all instruments and monies required to complete the purchase in accordance with this Agreement. "Closing" shall be deemed to have occurred when all documents are recorded and the sale proceeds are available to Seller. Time is of the essence in the performance of this Agreement.

8.
CLOSING COSTS. Seller shall pay the excise tax and premium for the owner's standard coverage title policy. Seller and Buyer shall each pay one-half of the escrow fees. Real and personal property taxes and assessments payable in the year of closing; rents on any existing tenancies; interest; mortgage reserves; utilities; and other operating expenses shall be pro-rated as of closing. Buyer shall pay all costs of financing including the premium for the lender's title policy. Security, cleaning, and any other unearned deposits on tenancies, and remaining mortgage or other reserves shall be assigned to Buyer at closing. The real estate commission is due on closing or upon Seller's default under this Agreement, whichever occurs first, and neither the amount nor due date thereof can be changed without Listing Agent's written consent.

  a.  Unpaid Utility Charges. Buyer and Seller  /x/ WAIVE  / / DO NOT WAIVE the right to have the Closing Agent disburse closing funds necessary to satisfy unpaid utility charges affecting the Property pursuant to RCW 60.80. If "do not waive" is checked, then attach CBA Form UA ("Utility Charges" Addendum). If neither box is checked, then the "do not waive" option applies.

9.
POST-CLOSING ADJUSTMENTS, COLLECTIONS, AND PAYMENTS. After closing, Buyer and Seller shall reconcile the actual amount of revenues or liabilities upon receipt or payment thereof to the extent those items were prorated or credited at closing based upon estimates. Any bills or invoices received by Buyer after closing which relate to services rendered or goods delivered to the Seller or the Property prior to closing shall be paid by Seller upon presentation of such bill or invoice. At Buyer's option, Buyer may pay such bill or invoice, at the Seller's direction, and be reimbursed the amount paid plus interest at the rate of 12% per annum beginning fifteen (15) days from the date of Buyer's written demand to Seller for reimbursement until such reimbursement is made. Rents collected from each tenant after closing shall be applied first to rentals due most recently from such tenant for the period after closing, and the balance shall be applied for the benefit of Seller for delinquent rentals owed for a period prior to closing. The amounts applied for the benefit of Seller shall be turned over by Buyer to Seller promptly after receipt.

10.
OPERATIONS PRIOR TO CLOSING. Prior to closing, Seller shall continue to operate the Property in the ordinary course of its business and maintain the Property in the same or better condition than as existing on the date of mutual acceptance of this Agreement, but shall not be required to repair material damage from casualty except as otherwise provide in this Agreement. Seller shall not enter into or modify existing rental agreements or leases (except that Seller may modify or terminate residential rental agreements or leases in the ordinary course of its business), service contracts, or other agreements affecting the Property which have terms extending beyond closing without first obtaining Buyer's consent, which shall not be unreasonably withheld.

11.
POSSESSION. Buyer shall be entitled to possession, subject to existing tenancies (if any), /x/ on closing  / /     (on closing, if not completed).

12.
SELLER'S REPRESENTATIONS AND WARRANTIES. Seller represents and warrants to Buyer that, to Seller's actual knowledge, each of the following is true as of the date hereof and shall be true as of closing: (a) Seller is authorized to enter into the Agreement, to sell the Property, and to perform its obligations under the Agreement; (b) All books, records, leases, agreements and other items delivered to Buyer pursuant to this Agreement are accurate and complete; (c) The Property and the business conducted thereon comply with all applicable laws, regulations, codes and ordinances; (d) Seller has all certificates of occupancy, permits, and other governmental consents necessary to own and operate the Property for its current use; (e) There is no pending or threatened litigation which would adversely affect the Property or Buyer's ownership thereof after closing; (f) There are no covenants, conditions, restrictions, or contractual obligations of Seller which will adversely affect the current operation of the Property after closing or prevent Seller from performing its obligations under the Agreement, except as disclosed in the preliminary commitment for title insurance or as otherwise disclosed to Buyer in writing prior to the end of the inspecting contingency stated in Section 5 above; (g) There is no pending or threatened condemnation or similar proceedings affecting the Property, and except as otherwise disclosed in the preliminary commitment for title insurance as or otherwise disclosed to Buyer in writing prior to closing, the Property is not within the boundaries of any planned or authorized local improvement district; (h) Seller has paid (except to the extent prorated at closing) all local, state and federal taxes (other than real and personal property taxes and assessments described in Section 8 above) attributable to the period prior to closing which, if not paid, could constitute a lien on Property (including any personal property), or for which Buyer may be held liable after closing; and (i) Seller warrants that there are no pending or threatened notices of violation of building, zoning, or land use codes applicable to the Property; and (j) Seller is not aware of any concealed material defects in the Property except: Seller makes no representations or warranties regarding the Property other than those specified in this Agreement, Buyer otherwise takes the

Property "AS IS," and Buyer shall otherwise rely on its own pre-closing inspections and investigations.

13.
HAZARDOUS SUBSTANCES. Except as disclosed to or known by Buyer prior to the satisfaction or waiver of the inspection contingency stated in Section 5 above, Seller represents and warrants to Buyer that, to its actual knowledge: (i) there are no Hazardous Substances (as defined below) currently located in, on, or under the Property in a manner or quantity that presently violates any Environmental Law (as defined below); (ii) there are no underground storage tanks located on the Property; and (iii) there is no pending or threatened investigation or remedial action by any governmental agency regarding the release of Hazardous Substances or the violation of Environmental Law at the Property. As used herein, the term "Hazardous Substances" shall mean any substance or material now or hereafter defined or regulated as a hazardous substance, hazardous waste, toxic substance, pollutant, or contaminant under any federal, state, or local law, regulation, or ordinance governing any substance that could cause actual or suspected harm to human health or the environment ("Environmental Law"). The term "Hazardous Substances" specifically includes, but is not limited to, petroleum, petroleum by-products, and asbestos.

14.
PERSONAL PROPERTY.

  a.  This sale includes all right, title and interest of Seller to the following tangible personal property:  /x/ None  / / That portion of the personal property located on and used in connection with the Property, which Seller will itemize in an Addendum to be attached to this agreement within ten (10) days of mutual acceptance (None, if not completed). The value assigned to the personal property shall be the amount agreed upon by the parties and, if they cannot agree, the County-assessed value if available, and if not available, the fair market value determined by an appraiser selected by the Listing Agent and Selling Licensee. Seller warrants title to, but not the condition of, the personal property and shall convey it by bill of sale. Buyer shall pay any sales or use tax arising from the transfer of the personal property.

  b.  In addition to the leases, contracts and agreements assumed by Buyer pursuant to Section 5a above, this sale includes all right, title and interest of Seller, if any, to the following intangible property now or hereafter existing with respect to the Property including without limitation: all rights-of-way, rights of ingress or egress or other interests in, on, or to, any land, highway, street, road, or avenue, open or proposed, in, on, or across, in front of, abutting or adjoining the Property; all rights to utilities serving the Property; all drawings, plans, specifications and other architectural or engineering work product; all governmental permits, certificates, licenses, authorizations and approvals; all utility, security and other deposits and reserve accounts made as security for the fulfillment of any of Seller's obligations; any name of or telephone numbers for the Property and related trademarks, service marks or trade dress; and guaranties, warranties or other assurances of true performance received.

15.
CONDEMNATION AND CASUALTY. Buyer may terminate this Agreement and obtain a refund of the earnest money, less any costs advanced or committed for Buyer, if improvements on the Property are destroyed or materially damaged by casualty before closing, or if condemnation proceedings are commenced against all or a portion of the Property before closing.

16.
FIRPTA - TAX WITHHOLDING AT CLOSING. Closing Agent is instructed to prepare a certification (CBA or NWMLS Form 22E, or equivalent) that Seller is not a "foreign person" within the meaning of the Foreign Investment in Real Property Tax Act. Seller agrees to sign this certification. If Seller is a foreign person, and this transaction is not otherwise exempt from FIRPTA, Closing Agent is instructed to withhold and pay the required amount to the Internal Revenue Service.

17.
CONVEYANCE. Title shall be conveyed by a Statutory Warranty Deed subject only to the Permitted Exceptions. If this Agreement is for conveyance of Seller's vendee's interest in a Real Estate Contract, the Statutory Warranty Deed shall include a contract vendee's assignment sufficient to convey after acquired title. At closing, Seller and Buyer shall execute and deliver to

Closing Agent an Assignment and Assumption Agreement transferring all leases, contracts and agreements assumed by Buyer pursuant to Section 5a and all intangible property transferred pursuant to Section 14b, and releasing Seller from any continuing obligations thereunder.

18.
SEATTLE REQUIREMENTS. If the Property is in the City of Seattle, Seller shall deliver to Buyer a Certificate of Land Use and Local Assessments (not applicable to single family dwellings not represented to be a lawful site for more than one dwelling unit).

19.
NOTICES AND COMPUTATION OF TIME. Unless otherwise specified, any notice required or permitted in or related to, this Agreement (including revocations of offers and counteroffers) must be in writing. Notices to Seller must be signed by at least one Buyer and must be delivered to Seller and Listing Agent. A notice to Seller shall be deemed delivered only when received by Seller, Listing Agent, or the licensed office of Listing Agent. Notices to Buyer must be signed by at least one Seller and must be delivered to Buyer and Selling Licensee. A notice to Buyer shall be deemed delivered only when received by Buyer, Selling Licensee, or the licensed office of Selling Licensee. Selling Licensee and Listing Agent have no responsibility to advise of receipt of a notice beyond either phoning the party or causing a copy of the notice to be delivered to the party's address on this Agreement. Buyer and Seller must keep Selling Licensee and Listing Agent advised of their whereabouts to receive prompt notification of receipt of a notice.

  Unless otherwise specified in this Agreement, any period of time in this Agreement shall begin the day after the event starting the period and shall expire at 5:00 p.m. Pacific time of the last calendar day of the specified period of time, unless the last day is a Saturday, Sunday or legal holiday as defined in RCW 1.16.050, in which case the specified period of time shall expire on the next day that is not a Saturday, Sunday or legal holiday. Any specified period of five (5) days or less shall not include Saturdays, Sundays or legal holidays.

20.
AGENCY DISCLOSURE. At the signing of this Agreement,

  Selling Licensee Ann Bishop and Robert Wallace of Wallace Properties, Inc. (Broker)

  (Insert names of Licensee and the Company name as licensed)

  represented Parker, Smith & Feek, Inc. (Buyer)

  (Insert Seller, Buyer, both Seller and Buyer or Neither Seller nor Buyer)

  and the Listing Agent Richard Peterson and Scott Rice of Puget Sound Properties Commercial Real Estate Services, L.L.C.

  (Insert names of Licensee and the Company name as licensed)

  represented Aris Corporation (Seller)

  (Insert Seller, Buyer, both Seller and Buyer or Neither Seller nor Buyer)

  If Selling Licensee and Listing Agent are different salespersons affiliated with the same Broker, then Seller and Buyer confirm their consent to Broker acting as a dual agent. If Selling Licensee and Listing Agent are the same person representing both parties, then Seller and Buyer confirm their consent to that person and his/her Broker acting as dual agents. If Selling Licensee, Listing Agent, or their Broker are dual agents, then Seller and Buyer consent to Selling Licensee, Listing Agent and their Broker being compensated based on a percentage of the purchase price or as otherwise disclosed on an attached addendum. Buyer and Seller confirm receipt of the pamphlet entitled "The Law of Real Estate Agency."

21.
ASSIGNMENT. Buyer  /x/ may  / / may not (may not, if not completed) assign this Agreement, or Buyer's rights hereunder, without Seller's prior written consent, unless provided otherwise herein.

22.
DEFAULT AND ATTORNEY'S FEE. In the event Buyer fails to complete the purchase of the Property following removal of contingencies as provided in Section 5 for any reason other than Seller's default, then (check one):

  /x/  that portion of the earnest money which does not exceed five percent (5%) of the purchase price shall be kept by Seller as liquidated damages (subject to Seller's obligation to pay certain costs) as the sole and exclusive remedy available to Seller for such failure; or

  / /  Seller may, at its option, (a) keep as liquidated damages all of the earnest money (subject to Seller's obligation to pay certain costs or a commission, if any) as the sole and exclusive remedy available to Seller for such failure, (b) bring suite against Buyer for Seller's actual damages, (c) bring suit to specifically enforce this Agreement and recover any incidental damages, or (d) pursue any other rights or remedies available at law or equity.

  If Buyer or Seller institutes suit concerning this Agreement, the prevailing party is entitled to reasonable attorneys' fees and expenses. In the event of trial, the amount of the attorney's fee shall be fixed by the court. The venue of any suit shall be the county in which the Property is located, and this Agreement shall be governed by the laws of the state where the Property is located.

23.
MISCELLANEOUS PROVISIONS.

  a.  Complete Agreement. The Agreement and any addenda and exhibits to it state the entire understanding of Buyer and Seller regarding the sale of the Property. There are no verbal or written agreements which modify or affect the Agreement.

  b.  No Merger. The terms of the Agreement shall not merge in the deed or other conveyance instrument transferring the Property to Buyer at closing. The terms of this Agreement shall survive closing.

  c.  Counterpart Signatures. The Agreement may be signed in counterpart, each signed counterpart shall be deemed an original, and all counterparts together shall constitute one and the same agreement.

  d.  Facsimile Transmission. Facsimile transmission of any signed original document, and retransmission of any signed facsimile transmission, shall be the same as delivery of an original. At the request of either party, or the Closing Agent, the parties will confirm facsimile transmitted signatures by signing an original document.

24.

25.
INFORMATION TRANSFER. In the event this Agreement is terminated, Buyer agrees to deliver to Seller within ten (10) days of Seller's written request all copies of all materials received from Seller.

INITIALS:	Buyer /s/ VEP	Date 8/8/01	Seller /s/ KK	Date August 13, 2001
	Buyer	Date	Seller	Date

26.
CONFIDENTIALITY.  Until and unless closing has been consummated, Buyer will treat all information obtained in connection with the negotiation and performance of this Agreement as confidential (except for any information that Buyer is required by law to disclose and then only after giving Seller written notice at least three (3) days prior to the disclosure) and will not use or knowingly permit the use of any confidential information in any manner detrimental to Seller.

27.
SELLER'S ACCEPTANCE AND BROKERAGE AGREEMENT.  Seller agrees to sell the Property on the terms and conditions herein, and further agrees to pay a commission in a total amount computed in accordance with the listing agreement. If there is no written listing agreement, Seller agrees to pay a commission of 2% of the sales price or $      . The commission shall be apportioned equally between Listing Agent and Selling Licensee as specified in the listing agreement or any co-brokerage agreement.

28.
LISTING AGENT AND SELLING LICENSEE DISCLOSURE.  EXCEPT AS OTHERWISE DISCLOSED IN WRITING TO BUYER OR SELLER, THE SELLING LICENSEE, LISTING AGENT, AND BROKERS HAVE NOT MADE ANY REPRESENTATIONS OR WARRANTIES CONCERNING THE LEGAL EFFECT OF THIS AGREEMENT, BUYER'S OR SELLER'S FINANCIAL STRENGTH, OR THE PROPERTY, INCLUDING WITHOUT LIMITATION, THE PROPERTY'S ZONING, COMPLIANCE WITH APPLICABLE LAWS (INCLUDING LAWS REGARDING ACCESSIBILITY FOR DISABLED PERSONS), OR HAZARDOUS MATERIALS. SELLER AND BUYER ARE EACH ADVISED TO SEEK INDEPENDENT LEGAL AND TAX ADVICE ON THESE AND OTHER MATTERS RELATED TO THIS AGREEMENT.
Buyer	/s/ Victor E. Parker	Date	August 8	,	2001
its President	Date	,
Office Phone	(425) 709-3600	Fax No.	Home Phone	,
Print Buyer's Name	Parker, Smith & Feek, Inc.
Buyer's Address
Selling Office	Wallace Properties, Inc.
Office Phone	(425) 455-9976	Other Phone	Fax No.	(425) 646-3374
Address	330 112th Avenue NE, Suite 200, Bellevue, WA 98004	MLS Office No.	970100
By	/s/ Kendall W. Kunz	Print Name	Ann Bishop and Robert Wallace
Seller	Kendall Kunz	Date	,
Seller	President & CEO	Date	,
Home Phone	Office Phone	Fax No.	,
Print Seller's Name	Aris Corporation
Seller's Address
Listing Office	Puget Sound Properties Commercial Real Estate Services, L.L.C.
Office Phone No.	(425) 454-9543	Other Phone	(425) 586-5614	Fax No.	(425) 455-9138
Address	10655 NE 4th Street, Suite 201, Bellevue, WA 98004	MLS Office No.	918800
29.
BUYER'S RECEIPT. Buyer acknowledges receipt of a Seller signed copy of this Agreement on 8/14/01.
/s/ Victor E. Parker	,	8/14/01
BUYER	/s/ Victor E. Parker		BUYER

EXHIBIT A TO PURCHASE AND SALE AGREEMENT

Legal Description

    Lot 2, City of Bellevue Short Plat Number CSPS-92-5300, recorded under Recording Number 9212229017, said short plat being a portion of that portion of Stanley Park, according to the plat thereof recorded in Volume 57 of Plats, pages 39 and 40, in King County, Washington, vacated by City of Bellevue Ordinance Number 2322;

    TOGETHER WITH an easement as delineated on said short plat for ingress, egress and utilities over, under and across the southerly 12.5 feet of Lot 1 of said short plat.

ADDENDUM
TO COMMERCIAL & INVESTMENTS REAL ESTATE PURCHASE AND SALE
AGREEMENT, Dated August 13, 2001

This Addendum is attached to and made a part of that certain Commercial & Investments Real Estate Purchase and Sale Agreement dated July 30, 2001 between Parker, Smith & Feek, Inc., a Washington corporation, as Buyer, and Aris Corporation, a Washington corporation, as Seller. Seller and Buyer hereby agree to the following additional terms and conditions of the Purchase and Sale Agreement:

  29)
  Lease Contingencies: In addition to the contingencies set forth in Section 5 of the attached Purchase and Sale Agreement, the Buyer's obligation to purchase the Property shall be contingent on the full execution of a Lease between Seller and Noetix Corporation ("Noetix") in substantially the form attached hereto as Exhibit B (the "Noetix Lease"), prior to the end of the contingency period set forth in Section 5 above.

  30)
  Buyer acknowledges that Noetix intends to sublease one-half (1/2) of the third floor of the Property to Seller through February 28, 2002 (or such other date as Noetix and Seller mutually agree), at a lease rate of $29.00 per rentable square foot gross and such other terms acceptable to Seller and Noetix. The execution and delivery to Seller by Noetix of a sublease consistent with the foregoing, prior to the effective date of the Noetix Lease, is a condition precedent to Seller's obligation to perform its obligations under the Purchase and Sale Agreement. Seller shall provide Buyer with estoppel certificate for Noetix Lease within 30 days hereof.

  31)
  Seller represents that it has received all necessary approval from Ciber, Inc., to execute the Purchase and Sale Agreement and the Noetix Lease, and that it has also obtained all requisite corporation authorization and that evidence thereof shall be provided upon request by either Buyer or Closing Agent prior to the close of escrow.

  32)
  Buyer represents that it has obtained all requisite corporate authorization to enter into the transactions set forth herein, and that evidence thereof shall be provided upon request by either Seller or Closing Agent prior to the close of escrow.

  33)
  Buyer and Seller shall proceed in good faith to execute such escrow instructions to Closing Agent as Buyer and Seller shall deem necessary and appropriate to consummate this transaction. Such escrow instructions will provide for the delivery by the parties to Closing Agent prior to the closing of the following documents:

        (a) Seller's documents:  (i) the Warranty Deed in accordance with Section 17; (ii) the FIRPTA certification in accordance with Section 16; (iii) the Assignment of Lease in accordance with Section 17; (iv) certificates of corporate authority if required as noted above; (v) appropriate excise tax affidavits; and (vi) such other documents or items that are reasonably requested by the Closing Agent as administrative requirements, or are required under applicable law, to consummate the transactions contemplated by this Agreement.

        (b) Buyer's documents:  (i) the Assignment of Lease in accordance with Section 17; (ii) certificates of corporate authority if required as noted above; and (iii) appropriate excise tax affidavits; and (iv) such other documents or items that are reasonably requested by the Closing Agent as administrative requirements, or are required under applicable law, to consummate the transactions contemplated by this Agreement.

  34)
  As to any reports or other materials provided to Buyer that were prepared by third parties, Seller is not warranting and will not be liable or responsible for the accuracy, fitness or usability of such reports or materials or any recommendations or conclusions stated therein. All representations and warranties of Seller in this Agreement are made to the knowledge of

  Seller, without independent investigation or examination. As used in this Agreement, the terms "known" or "knowledge" mean actual (not constructive) knowledge by the employees and officers of Seller that have been involved in the negotiation of this Agreement or who are regularly engaged in the management of Seller's real estate operations that include the Property.

  35)
  Except with respect to the representations, warranties and covenants of Seller set forth in this Agreement and any documents delivered by Seller pursuant to this Agreement, from and after the closing of the sale of the Property as provided herein, Seller has not made, and Buyer has not relied on, any representations or warranties of Seller or its agents in connection with the transaction contemplated hereby, and Buyer hereby waives, releases, and forever discharges Seller and its agents, employees, successors and assigns of and from any and all suits, causes of action, legal or administrative proceedings, claims, demands, damages, losses, costs or expenses of whatever kind or nature, known or unknown, which Buyer ever had, now has or hereafter can, shall or may have or acquire or possess, arising out of the condition, status, quality, nature or productivity of the Property. Buyer further agrees to indemnify Seller and hold it harmless from any claims, loss, cost or damage incurred as a result of any acts, omissions or conditions occurring subsequent to the transfer of the Property to Buyer.

  36)
  Each party represents and warrants to the other party that it has not contracted or entered into any agreement with any real estate broker, finder, agent or any other party in connection with this transaction, other than Seller's agreement to pay a commission at closing to Puget Sound Properties, Inc. in the amount of 2% of the purchase price under the terms of a listing agreement and a related co-brokerage agreement whereby one-half of such commission is payable to Wallace Properties, Inc., as agent for the Buyer. Each party hereby indemnifies and agrees to hold the other party harmless from any loss, liability, damage, cost or expense (including reasonable attorney's fees) resulting to the other party from a breach of the representation and warranty made in this Section 36.

To the extent the terms of this Addendum are inconsistent with the terms of the Purchase and Sale Agreement to which it is attached, the terms of this Addendum shall control.

"Seller"		"Buyer"
ARIS CORPORATION		PARKER, SMITH & FEEK, INC.
By:	/s/ Kendall W. Kunz	By:	/s/ Victor E. Parker
Its:	President & CEO	Its:	President
Date:	August 13, 2001	Date:	August 8, 2001

[WALLACE PROPERTIES LOGO]

AMENDMENT TO PURCHASE AND SALE AGREEMENT

Reference is made to that certain Agreement for Purchase and Sale Agreement dated August 2, 2001 and executed August 14, 2001 ("Agreement") between Parker, Smith & Feek, Inc. ("Buyer") and Aris Corporation ("Seller").

TERMS AND CONDITIONS (Contd):

Whereas the Agreement is subject to Purchaser's analysis of the feasibility of the project and waiver of contingencies to purchase by September 13, 2001;

Whereas Buyer has received appraisals, studies and inspections (which Buyer will use best efforts to deliver to Seller if this transaction does not close) to its satisfaction (except for some minor construction defects set forth in the inspection), and has assembled the equity and debt financing for the contemplated closing;

Whereas, because the devastating impact of this week's World Trade Center bombings on the insurance industry world-wide have left the Buyer, a major insurance brokerage, unable to currently assess the impact on its own business, the parties have agreed to extend the feasibility analysis period referenced in Paragraph 5 of the Purchase and Sale Agreement for an additional thirty (30) days to October 13, 2001, and all related dates shall be adjusted accordingly, EXCEPT for Closing Date which shall remain unchanged.

NOW, THEREFORE, the parties do hereby agree as follows:

  1.
  The period for Purchaser's inspection and analysis of the feasibility of the Lakeland Building as referenced in Paragraph 5 of the Purchase and Sale Agreement of August 2, 2001 is hereby extended to October 13, 2001 and all other related dates Except Closing Date in the agreement shall likewise be extended for an additional thirty days;

  2.
  Seller will take steps to have its contractor repair damage from improperly installed flashing as identified in the Inspection Report (see Exhibit A attached hereto) and to ensure such repairs are completed prior to closing;

  3.
  All other terms and conditions not specifically modified in this Amendment to Purchase and Sale Agreement shall remain in full force and effect.

PURCHASER:			SELLER:
PARKER, SMITH & FEEK, INC.			ARIS CORPORATION
By:	/s/ G. Collins	9/13/01 Date	By:	/s/ Kendall W. Kunz	9/13/01 Date

Second Amendment to Purchase and Sale Agreement

This is an Amendment to that certain Real Estate Purchase and Sale Agreement dated August 2, 2001 and executed August 14, 2001 ("Agreement") by and between Parker, Smith & Feek, Inc. ("Buyer") and Aris Corporation ("Seller"). This Agreement was amended under an Amendment dated September 13, 2001.

The above Purchase and Sale Agreement and Amendment shall be amended as follows:

  1.
  Purchase Price. The purchase price is revised to a total of $6,060,000.00, which shall be paid in cash upon closing, including and receipted for earnest money.

  2.
  Waiver of Contingencies. Buyer hereby waives and removes its inspection contingencies as referenced in Paragraph 5 of the above-referenced Purchase and Sale Agreement and elects to proceed with the closing without delay. Buyer, in removing its contingencies, hereby makes the $100,000 earnest money deposit non-refundable per the terms and conditions of the above-referenced Purchase and Sale Agreement.

  3.
  Acceptance of Property. Buyer agrees to accept the property "as is" and Seller is not required to make any repairs to the flashing referenced in the First Amendment.

  4.
  Closing Date. Buyer agrees to close the sale of the property as soon as possible, but in no event later than November 1, 2001.

  5.
  Ownership Change. Notice is hereby given to Buyer that Aris Corporation has completed the sale of its company to Ciber, Incorporated, a Delaware corporation. All future correspondence to Seller shall be directed to the following:

    David G. Durham
    Ciber, Inc.
    5251 DTC Parkway, Suite 1400
    Greenwood Village, CO 80111
    Phone No. (303) 220-0100 Fax No. (303) 267-3899.

All other terms and conditions of the Purchase and Sale Agreement and First Amendment shall remain unchanged, except as herein modified. This document may be signed in counterpart.

ACKNOWLEDGED & AGREED BUYER—PARKER, SMITH & FEEK, INC.		ACKNOWLEDGED & AGREED SELLER—CIBER, INC.
By:	/s/ Victor E. Parker	By:	/s/ David G. Durham
Its:	President	Its:	Senior Vice President
Date:	October 1, 2001	Date:	October 1, 2001

QuickLinks

COMMERCIAL & INVESTMENT REAL ESTATE PURCHASE & SALE AGREEMENT
EXHIBIT A TO PURCHASE AND SALE AGREEMENT
ADDENDUM TO COMMERCIAL & INVESTMENTS REAL ESTATE PURCHASE AND SALE AGREEMENT, Dated August 13, 2001
AMENDMENT TO PURCHASE AND SALE AGREEMENT
Second Amendment to Purchase and Sale Agreement